Form of
TRANSFER AND ASSUMPTION OF ADVISORY AGREEMENT

SMITH BARNEY INCOME FUNDS
	ON BEHALF OF SMITH BARNEY PREMIUM TOTAL RETURN FUND

	TRANSFER AND ASSUMPTION OF ADVISORY AGREEMENT, made as of the ___day of ________, 1998, by and among Smith Barney Income Funds (the
"Trust"), a trust organized under the laws of the Commonwealth of Massachusetts, on behalf of the Smith Barney Premium Total Return
Fund (the "Portfolio"), Smith Barney Strategy Advisers Inc.
("SBSA"), a Delaware corporation, and Mutual Management
Corporation., a Delaware corporation ("MMC").

	WHEREAS, the Trust is registered with the Securities and Exchange Commission as an open-end management investment company under the Investment Company Act of 1940, as amended (the "Act"); and

	WHEREAS, the Trust consists of one investment portfolio or series; and

	WHEREAS, the Trust, on behalf of the Portfolio, and SBSA entered into an Advisory Agreement on June 16, 1994, under which SBSA serves as the investment adviser (the "Investment Adviser") for the Portfolio; and

	WHEREAS, SBSA desires that its interest, rights, responsibilities and obligations in and under the Advisory Agreement be transferred to MMC and MMC desires to assume SBSA's interest, rights, responsibilities and obligations in and under the Advisory Agreement; and

	WHEREAS, this Agreement does not result in a change of actual control or management of the Investment Adviser to the Trust and, therefore, is not an "assignment" as defined in Section 2(a)(4) of the Act nor an "assignment" for the purposes of Section 15(a)(4) of the Act.

	NOW, THEREFORE, in consideration of the mutual covenants set forth in this Agreement and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

	1.	Assignment.  Effective as of_______, 1998 (the "Effective
Date"), SBSA hereby transfers to MMC all of SBSA's interest, rights, responsibilities and obligations in and under the Advisory Agreement dated June 16, 1994, to which SBSA is a party with the Trust.

	2.	Assumption and Performance of Duties.  As of the
Effective Date, MMC hereby accepts all of SBSA's interest and rights, and assumes and agrees to perform all of SBSA's responsibilities and obligations in and under the Advisory Agreement; MMC agrees to be subject to all of the terms and conditions of said Advisory Agreement; and MMC shall indemnify and hold harmless SBSA from any claim or demand made thereunder arising or incurred after the Effective Date.

	3.	Representation of MMC.  MMC represents and warrants that:
(1) it is registered as an investment adviser under the Investment Advisers Act of 1940, as amended; and (2) is an indirect wholly owned subsidiary of Salomon Smith Barney Holdings Inc.

	4.	Consent.  The Trust hereby consents to this transfer by
SBSA to MMC of SBSA's interest, rights, responsibilities and obligations in and under the Advisory Agreement and to acceptance and assumption by MMC of the same. The Trust agrees, subject to the terms and conditions of said Advisory Agreement, to look solely to MMC for the performance of the Investment Adviser's responsibilities and obligations under said Advisory Agreement from and after the Effective Date, and to recognize as inuring solely to MMC the interest and rights heretofore held by SBSA thereunder.

	5.	Counterparts.  This Agreement may be signed in any number
of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

	IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers hereunto duly attested.

Attest:



                                   		   		By:

Secretary					 Smith Barney Income Funds
					    on behalf Smith Barney Premium
Total Return Fund

						Date:


Attest:



                                     		 		By:

Secretary					     	Mutual Management
Corporation
							Date:
Attest:



			 		By:
Secretary					     	Smith Barney Strategy
Advisers Inc
							Date:
Attest: